UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2004

AML Communications, Inc.
(Exact name of Registrant as specified in charter)

Delaware	000-27252	77-0130894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Avenida Acaso Camarillo, CA 93012
(Address of principal executive offices)

Registrant’s telephone number, including area code: 805-388-1345

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 2.  Acquisition or Disposition of Assets

The information below is a summary description of the Merger Agreement (as defined below) and is qualified in its entirety by reference to the Merger Agreement, including all annexes, exhibits and schedules attached thereto, and any related documents that the Registrant has filed as exhibits to this Report.

Pursuant to the Merger Agreement, dated as of May 25, 2004 (the “Merger Agreement”), by and among AML Commuications, Inc., Delaware corporation (“AML”), AML Holdings, LLC, a California limited liability company (“Merger Subsidiary”), its wholly owned subsidiary and Microwave Power, Inc., a California corporation (“MPI”), MPI agreed to merge into Merger Subsidiary, with the Merger Subsidiary as the surviving entity.  The closing of this transaction occurred on June 18, 2004 and the certificate of merger was filed with the California Secretary of State on the same day (the “Closing Date”).  The total consideration for the acquisition was $3,000,000 payable by the issuance of 2,117,362 shares of AML restricted common stock.  The number of shares to be issued was calculated based on the average closing price for AML’s common stock from January 22, 2004 through February 20, 2004, which was $1.653 per share.  On the Closing Date, each share of MPI common stock was converted into the right to receive 0.2906 shares of AML common stock.  After the closing, AML will continue the operations of MPI as a division of AML.

In connection with this acquisition, AML entered into a two year employment agreement with Dr. Marina Bujatti, co-founder and former President of MPI and Dr. Franco Sechi, co-founder and former corporate secretary of MPI. The two year term will automatically renewed on the second anniversary of the Closing Date unless either party gives notice otherwise at lease 90 days prior to such anniversary of the Closing Date.

Also in connection with this acquisition, AML and Merger Subsidiary entered into an interim lease and proposed lease terms (“Interim Lease”) with Microwave Holdings, LLC to lease Building 25 located at 3350 Scott Blvd., Santa Clara, CA 95054, which was MPI’s headquarters (the “Building”).  The Interim Lease contemplates that the parties will enter into a definitive two year lease for the Building.

The press release describing this transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statement and Exhibits.

Exhibit Number	Description

10.1

Merger Agreement entered into as of May 25, 2004 by and among AML Communications, Inc., a Delaware corporation, AML Holdings, LLC, a California limited liability company and Microwave Power, Inc., a California corporation (1)

10.2	Employment Agreement – Dr. Marina Bujatti (1)

10.3	Employment Agreement – Dr. Franco Sechi (1)

10.4	Interim Lease and Proposed Lease Terms

10.2	Financial Statements of Microwave Power, Inc. (2)

10.3	Pro Forma Financial Information. (2)

99.1	Press Release

(1)          Incorporated herein by reference to the Registrant’s 10KSB filed on June 30, 2004.

(2)          To be filed by Amendment within 60 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AML Communications, Inc.

/s/ Jacob Inbar
Jacob Inbar,
President & Chief Executive Officer
Dated: July 5, 2004